^
                          	 Diamond Hill
                                 ------------
                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS RESULTS FOR FIRST QUARTER 2010

	Columbus, Ohio - May 7, 2010 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported unaudited results for the quarter ended March 31, 2010. The operating results for the first quarter of 2010 are summarized in the following paragraphs. However, we urge investors to read our Form 10-Q. The limited information that follows in this press release is not adequate for making an informed investment judgment. For this reason, whenever possible, we will post our report on a Friday afternoon so that investors have a maximum amount of time to digest the information contained therein.

Revenue increased 51% to $13.4 million for the first quarter of 2010 compared to the first quarter of 2009. Net income for the quarter was $2.7 million, or $0.98 per diluted share, compared to net income of $351 thousand, or $0.14 per diluted share, in the first quarter of 2009. During the three months ended March 31, 2010, the corporate investment portfolio had a positive return of $245 thousand compared to a negative return of $1.6 million for the three months ended March 31, 2009. Excluding the corporate investment return, the primary contributor to the increase in net income was the increase in assets under management ("AUM"), which ended the quarter at $6.9 billion, an increase of 76% compared to first quarter of 2009.

Ric Dillon, president and chief investment officer stated, "Our primary business objective is to fulfill our fiduciary responsibility to our clients by achieving excellent long term investment returns. I am pleased that our strategies have generally outperformed their benchmarks over the past five years."

Jim Laird, chief financial officer, stated, "New client investments for the first quarter of 2010 totaled $407 million, which is a significant increase compared to the first quarter of 2009 when we saw outflows of $96 million. Our distribution focus is unchanged."


					     Three Months Ended March 31,
			                    2010	    2009	Change
Revenue				        $13,390,908 	$ 8,883,474	 51%
    Net operating income		  3,928,604 	  2,127,756 	 85%
    Operating margin		     	    29%	     	    24%
    Operating margin -
	excluding Beacon Hill		    32%		    29%
Investment return			    244,917	 -1,578,852	 nm
Net income 		 		  2,670,320 	    351,371 	 nm
Earnings per share - diluted		   $0.98 	   $0.14 	 nm

			  			    As Of
                             	 March 31, 	 December 31, 	    March 31,
				   2010		    2009	      2009
Assets under management
  (millions)		  	   $6,876 	      $6,283 	       $3,909
Tangible book value per
  share (a)			   $11.45 	      $ 8.58 	       $14.01
Total outstanding shares	2,767,892 	   2,677,577 	    2,593,762

(a) - A $10 per share special dividend was declared and paid in December 2009 and October 2008.

Beacon Hill Fund Services - During the three months ended March 31, 2010, Beacon Hill generated an operating loss of $228 thousand on revenue of $382 thousand compared to an operating loss of $381 thousand on revenue of $103 thousand for the three months ended March 31, 2009. The Company expects Beacon Hill to generate an operating profit in the fourth quarter of 2010.

Assets Under Management - As of March 31, 2010, assets under management totaled $6.9 billion, a 76% increase in comparison to March 31, 2009. The following is a roll-forward of AUM activity for the three months ended March 31, 2010 and 2009:

						Change in Assets Under Management
					       For the Three Months Ended March 31,
(in millions)						2010		2009
AUM at beginning of the period		       	       $6,283 	       $4,510
Net cash inflows (outflows)
	mutual funds	 				  254	        (138)
	separate accounts	 		  	  153 	 	   39
	private investment funds	 	 	  (0)	 	    3
		 				  	  407 	 	 (96)
Net market appreciation (depreciation) and income	  186 	 	(505)
Increase during the period		 		  593 	 	(601)
AUM at end of the period		 	       $6,876 	       $3,909


About Diamond Hill:
Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build capital. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure
Net Operating Income After Tax

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles ("non-GAAP") for "Net Operating Income After Tax" that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of Diamond Hill Investment Group, Inc. (the "Company") and its subsidiaries.

The Company defines "net operating income after tax" as the Company's net operating income less income tax provision excluding investment return and the tax impact related to the investment return. The Company believes that "net operating income after tax" provides a good representation of the company's operating performance as it excludes the impact of investment return on financial results. The amount of the investment portfolio and market fluctuations on the investments can fluctuate significantly from one period to another, as seen over the past year, which can distort the underlying earnings potential of a company. We also believe "net operating income after tax" is an important metric in estimating the value of an asset management business. This measure is provided in addition to net income and net operating income and is not a substitute for net income or net operating income and may not be comparable to non-GAAP performance measures of other companies.


		 			    Three Months Ended March 31,
						   2010		  2009
Net Operating Income, GAAP basis 		$3,928,604     $2,127,756
Non-GAAP Adjustments:
  Tax Provision excluding impact
    of Investment Return 		 	 1,419,603 	  739,342
Net operating income after tax,
  non-GAAP basis 	 			 2,509,001 	1,388,414

Net operating income after tax per
  diluted share, non-GAAP basis    		     $0.92 	    $0.55

Diluted weighted average shares outstanding,
  GAAP basis 		 			 2,720,804 	2,515,633


The Company's management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

                  -------------------------------------

Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to such matters as anticipated operating results, prospects for achieving the critical threshold of assets under management, technology developments, economic trends (including interest rates and market volatility), expected transactions and acquisitions and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and accordingly, the actual results and experiences of the Company could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of the Company's products; changes in interest rates; a general or prolonged downturn in the economy;
changes in government policy and regulation, including monetary policy; changes in the Company's ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in the Company's other public documents on file with the U.S. Securities and Exchange Commission.

					###

            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  info@diamond-hill.com